SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8 KSB
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  March 8, 1999
                                (Date of Report)

                         BioProgress International, Inc.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                   0 24736                     88 0361701
          (Commission File Number) (IRS Employer Identification Number)

                     9055 Huntcliff Trace, Atlanta, Georgia
                (Address of principal executive offices including
                                    zip code)

                                 (770) 641 0264
               (Registrant's telephone number including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 1. Change in Control of Registrant: None.

Item 2. Acquisition or Disposition of Assets: None.

Item 3. Bankruptcy or Receivership: None.

Item 4. Changes in Registrant's Certifying Accountant: On March 8, 1999, the Company accepted the resignation of Halliburton, Hunter & Associates as the independent accountant of the Company, appointing Arthur Andersen & Company in its stead. The Company had no disagreement with its former accountant on any matter of accounting principal or practice, financial statement disclosure or auditing scope or procedure which would have caused the accountant to make reference in its report upon the subject matter of the disagreement. Further, the former principal accountant's report on the financial statements did not contain an adverse opinion or a disclaimer of opinion or qualification as to audit scope or accounting principle. The decision to accept the resignation of Halliburton, Hunter & Associates and appoint Arthur Andersen & Company in its stead was approved by the full Board of Directors since the Company has no audit or similar committee. The resignation letter of the former accountants is on file with the Company.

Item. 5. Other Events: None.

Item 6. Resignation of Registrant's Directors: None.

Item 7. Financial  Statements,  Pro Forma  Financial  Information  and Exhibits:
None.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


BIOPROGRESS INTERNATIONAL, INC. (Registrant)


By: /s/ Barry J. Muncaster
--------------------------
Barry J. Muncaster, Chief Executive Officer


Date: March 11, 1999


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